UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2005

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Amendment and Restatement of Tax Sharing Agreement

On December 21, 2005, PHH Corporation (the “Company”) amended and restated the Tax Sharing Agreement between the Company and Cendant Corporation (“Cendant”) dated as of January 31, 2005. The Tax Sharing Agreement was entered into as part of the Company’s spin-off from Cendant on February 1, 2005 (the “Spin-Off”). The Amended and Restated Tax Sharing Agreement dated as of December 21, 2005 clarifies that Cendant shall be responsible for tax liabilities and potential tax benefits for certain tax returns and time periods. A copy of the Amended and Restated Tax Sharing Agreement is attached hereto and incorporated herein by reference as Exhibit 10.1.

The Amended and Restated Tax Sharing Agreement clarifies that Cendant is responsible for separate state taxes on a significant number of the Company’s income tax returns for years 2003 and prior. Pursuant to the Amended and Restated Tax Sharing Agreement, the Company will coordinate with Cendant on federal and state audits, but shall not be responsible for any liabilities that may result from such audits. The Company is unable to calculate the potential financial impact of such federal and state audits at this time.

Amendment of Performance Targets under 2005 Equity and Incentive Plan

On December 21, 2005, the Compensation Committee of the Board of Directors (the “Committee”) approved modifications to the 2006 through 2008 performance targets established for certain equity awards previously issued under the 2005 Equity and Incentive Plan, as amended (the “Plan”). The performance targets previously established by the Committee for the vesting or acceleration of vesting of these equity awards were based on net income growth and return on equity targets for each fiscal year.

In connection with the Spin-Off, the Company underwent an internal reorganization which resulted in the distribution of the Company’s relocation and fuel card businesses to Cendant, the contribution of the appraisal services business from Cendant to the Company, and a recapitalization of the Company. Following the Spin-Off, the Company modified and updated its financial statements to reflect discontinued operations and its business operations following the Spin-Off as well as Cendant’s minority interest in the Mortgage Venture.

In recognition of the unusual, non-recurring nature of the Spin-Off, the Committee previously determined that it was appropriate to modify the 2005 performance targets previously established for the vesting and acceleration of vesting of certain equity awards previously issued under the Plan to require the achievement only of one performance target based on the Company’s fiscal 2005 pre-tax income after minority interest, excluding Spin-Off related expenses. Upon further consideration of the performance targets for the remaining fiscal years of these award agreements, the Committee determined that it was appropriate to modify the performance targets for the remaining fiscal years (fiscal 2006 through 2008) for the vesting and acceleration of vesting of these equity awards issued under the Plan to require the achievement of only pre-tax income after minority interest, excluding certain items that are one-time or unusual in nature as determined in the discretion of the Committee, for each of the remaining fiscal years consistent with the previous amendment of the performance targets for fiscal 2005. The specific award agreements as modified establish the terms and conditions for vesting of equity awards upon the achievement of this performance target. The resolution of the Committee and modifications of the award agreements to reflect the modified performance target are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

10.1‡ Amended and Restated Tax Sharing Agreement dated as of December 21, 2005 between PHH Corporation and Cendant Corporation.

10.2 Resolution of the PHH Corporation Compensation Committee dated December 21, 2005 modifying fiscal 2006 through 2008 performance targets for equity awards under the 2005 Equity and Incentive Plan.

10.3‡ Form of Vesting Schedule Modification for PHH Corporation Restricted Stock Unit Conversion Award Agreement.

10.4‡ Form of Accelerated Vesting Schedule Modification for PHH Corporation Restricted Stock Unit Award Agreement.

10.5‡ Form of Accelerated Vesting Schedule Modification for PHH Corporation Non-Qualified Stock Option Award Agreement.

‡	Confidential treatment has been requested for certain portions of these Exhibits pursuant to Rule 24b-2 of the Exchange Act which portions have been omitted and filed separately with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Neil J. Cashen
Name: Neil J. Cashen
Title: Executive Vice President and Chief Financial Officer

Dated: December 28, 2005